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                                                           Exhibit 10.55

                  AMENDMENT NUMBER FOUR TO EMPLOYMENT AGREEMENT

         THIS AMENDMENT NUMBER FOUR TO EMPLOYMENT AGREEMENT (this "Amendment") is effective as of _______________, 1999, between STAR TELECOMMUNICATIONS, INC., a Delaware corporation ("STAR"), and MARY CASEY ("EXECUTIVE").

         RECITALS:

         A. STAR (or STAR Vending, Inc., a Nevada corporation, predecessor in interest to STAR) and Executive are parties to that certain Employment Agreement effective as of July 14, 1995, as amended by that certain Amendment Number One to Employment Agreement effective as of January 1, 1996, that certain Amendment Number Two to Employment Agreement effective as of July 15, 1996, and that certain Amendment Number Three to Employment Agreement effective as of July 1, 1997 (collectively, the "Employment Agreement"), pursuant to which Executive is employed by STAR.

         B. The parties desire to modify certain terms of the Employment Agreement, as set forth in this Amendment.

         AGREEMENTS:

         NOW, THEREFORE, the parties agree to amend the Employment Agreement as follows:

         1. DEFINED TERMS. Capitalized terms used in this Amendment and not otherwise defined shall have the meanings ascribed to them in the Employment Agreement. From and after the date hereof, the term "Agreement" as used in the Employment Agreement will mean the Employment Agreement as amended by this Amendment, unless and until such Employment Agreement may again be amended.

         2. AMENDMENT OF SECTION 7. Section 7 of the Employment Agreement is hereby amended to read in its entirety as follows:

                  "7. TERMINATION.

                           7.1 METHODS OF TERMINATION. This Agreement and the employment of Executive may be terminated at any time:

                                    A. By mutual agreement of the parties.

                                    B. By STAR if Executive dies or becomes
                                    physically or mentally disabled (the term
                                    "disabled" shall mean any mental or physical illness or disability that renders the Executive unable to perform the essential functions of her position, after reasonable accommodation of such disability by STAR).


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                                    C. By STAR, for cause, if Executive (a) has
                                    committed any material act of dishonesty, fraud or misrepresentation or any act of moral turpitude; (b) is in default in the performance of Executive's material obligations, services or duties under this Agreement; or (c) has failed to execute specific instructions from STAR's Board of Directors or executive officers, which failure is not corrected by Executive after reasonable notice from STAR.

                                    D. By STAR, without cause, at any time
                                    during the term of this Agreement.

                                    E. By the Executive if STAR is in default of its material obligations or duties under this Agreement.

                                    F. By the Executive, without cause, at any time during the term of this Agreement.

                           7.2 CONSEQUENCES OF TERMINATION. Executive shall be entitled to the following compensation in the event of a termination:

                                    A. In the event of any termination under Sections 7.1A, 7.1B, 7.1C, or 7.1F,
                                    Executive (or, in the event of Executive's death, her estate) shall be entitled to receive compensation accrued and payable to her as of the date of termination or death, and all other amounts payable under this Agreement shall thereupon cease.

                                    B. In the event of any termination under
                                    Section 7.1D or Section 7.1E, then Executive shall continue to receive the compensation provided in this Agreement until the expiration of this Agreement. Any amounts earned by her (other than through her personal investment activities) prior to such expiration by virtue of other employment shall be deducted from amounts to which she is entitled under this Agreement.

                           7.3 IRC VIOLATIONS. Any provision in this Agreement to the contrary notwithstanding, in no event will Executive receive a payment which would trigger the excise taxes and disallowance of deductions contemplated by Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the "Code"). In the event that any amount calculated would result in such a payment, such amount shall be reduced to the largest amount that would not result in such a payment. This reduction shall apply to any and all compensation, including compensation pursuant to stock option grants governed by separate agreement between STAR and Executive. If, at the time of any such payment, no stock of STAR is readily tradeable on an established securities market or otherwise, then STAR agrees to use its best efforts to cause such payment to meet the exemption set forth in Sections 280G(b)(5)(A)(ii) and (B) of the Code, so that no reduction will be required under this Agreement."


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         3. CONFIRMATION. Except as specifically amended by this Amendment, the
Employment Agreement will continue unchanged, and the terms and conditions of the Employment Agreement, as amended by this Amendment, are ratified and confirmed.

         IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the date first set forth above.

                                       "STAR"

                                       STAR TELECOMMUNICATIONS, INC.,
                                       a Delaware corporation

                                       By:
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                                             Christopher E. Edgecomb,
                                             Chief Executive Officer

                                       "EXECUTIVE"

                                          --------------------------------------
                                       Mary Casey

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